Exhibit 24.2

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally Michael P. O’Donnell and Robert M. Vincent, and each of them, his true and lawful attorney-in-fact and agent with full and several power of substitution, for him and his name, place and stead, in any and all capacities (including in his capacity as a director of R.F. Inc., RCSH Holdings, Inc., RCSH Operations, Inc. and Ruth’s Chris Steak House Franchise, Inc.), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Dated: July 30, 2009	By:	/s/ John F. McDonald, III
John F. McDonald, III
Director